EXHIBIT 10-K-1
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                                    HARTMARX

                        RETIREMENT INCOME SECURITY PLAN

                           Effective January 1, 2006










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                                TABLE OF CONTENTS

                                                                            Page


SECTION 1......................................................................1
     1.1      Purpose..........................................................1
     1.2      Effective Date, Plan Year........................................1
     1.3      Employers........................................................1
     1.4      Plan Administration..............................................1

SECTION 2   DEFINITIONS........................................................3

SECTION 3   SELECTION, ENROLLMENT AND ELIGIBILITY..............................6
     3.1      Selection to Participate by Committee............................6
     3.2      Enrollment Requirements..........................................6
     3.3      Eligibility; Commencement of Participation.......................6

SECTION 4   CONTRIBUTIONS......................................................7

SECTION 5   CALCULATION OF SECURITY BENEFITS AND
                  ALLOCATIONS OF CONTRIBUTIONS.................................8
     5.1      Participant Security Benefit.....................................8
     5.2      Allocation to Participant Accounts..............................10
     5.3      Offsets to Benefits.............................................11
     5.4      Allocation of Trust Earnings and Expenses.......................11
     5.5       Account Balance................................................11
     5.6      Withholding and Payroll Taxes on Vesting or Benefit Accrual.....11
     5.7      Vesting.........................................................11
     5.8      Forfeiture......................................................12

SECTION 6   PLAN DISTRIBUTIONS................................................13
     6.1      Distributions Upon PBGC Event...................................13
     6.2      Discharge of Obligations........................................13

SECTION 7   AMENDMENT AND TERMINATION.........................................14

SECTION 8   OTHER BENEFITS AND AGREEMENTS.....................................15

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                                TABLE OF CONTENTS

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SECTION 9   TRUST.............................................................16
     9.1      Establishment of the Trust......................................16
     9.2      Interrelationship of the Plan and the Trust.....................16
     9.3      Accounts........................................................16
     9.4      Allocations of Gains............................................16
     9.5      Reversion and Termination.......................................16
     9.6      Taxation of Trust Earnings......................................17

SECTION 10   ADMINISTRATION...................................................18
     10.1     Trustee, Third-Party Administrator and Committee Duties.........18
     10.2     Agents..........................................................19
     10.3     Indemnity of Committee..........................................19
     10.4     Employer Information............................................19

SECTION 11   CLAIMS PROCEDURES................................................20
     11.1     Presentation of Claim...........................................20
     11.2     Notification of Decision........................................20
     11.3     Review of a Denied Claim........................................21
     11.4     Decision on Review..............................................21
     11.5     Legal Action....................................................21
     11.6     Committee Action................................................21

SECTION 12   MISCELLANEOUS....................................................23
     12.1     Employer's Assets...............................................23
     12.2     Nonassignability................................................23
     12.3     Not a Contract of Employment....................................23
     12.4     Furnishing Information..........................................23
     12.5     Gender and Number...............................................24
     12.6     Captions........................................................24
     12.7     Governing Law...................................................24
     12.8     Severability....................................................24
     12.9     Notice..........................................................24
     12.10    Successors......................................................25
     12.11    Spouse's Interest...............................................25
     12.12    Facility of Payment.............................................25
     12.13    Committee's Decision Final......................................25

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                                    HARTMARX
                         RETIREMENT INCOME SECURITY PLAN
                            Effective January 1, 2006

                                    SECTION 1

1.1      Purpose

              Hartmarx Corporation (the "Company") adopted this Hartmarx Retirement Income Security Plan (the "Plan"), effective January 1, 2006. In consideration for the valuable services provided to the Company and to be provided in the future by select employees who participate in the Hartmarx Retirement Income Plan (the "RIP Plan"), which consideration is deemed by the Company to constitute reasonably equivalent value for the benefits provided hereunder, this Plan is intended to protect the after-tax retirement income of such employees in the event that RIP Plan benefits become subject to Pension Benefit Guaranty Corporation ("PBGC") limitations.

1.2      Effective Date, Plan Year

              The "Effective Date" of the Plan as originally set forth herein is January 1, 2006. The "Plan Year" is the 12-month period beginning on January 1 and ending on the next following December 31.

1.3      Employers

              Any division, subsidiary or Affiliate of the Company may adopt the Plan with the Company's consent if such division, subsidiary or Affiliate also agrees to be bound by the Trust Agreement. Any division, subsidiary or Affiliate of the Company may adopt the Plan by:

         (a) Filing a letter requesting permission to adopt the Plan with the Company; and

         (b) Filing with the Company a statement consenting to such action (including an agreement to be bound by the Trust Agreement) signed by the President or any Vice President of such entity on its behalf.

1.4      Plan Administration

              The Plan is administered by a committee (the "Committee") designated by the Compensation and Stock Option Committee of the Board, which Committee shall act as the plan "administrator" as defined in Section 3(16)(A) of ERISA and the "Named Fiduciary" under the Plan as described in Section 402(a)(2) of ERISA, to the extent these duties have not been delegated to the Trustee as described in Section 10. The Committee

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may allocate and delegate fiduciary and administrative duties to employees of the Company and to any other person or entity it desires to appoint for the purposes of Plan administration. The recordkeeping responsibilities required to maintain the separate accounts provided for in subsection 9.3 may be allocated to an independent third-party administrator (the "Third-Party Administrator"). As of the Effective Date, the Third- Party Administrator is The PrivateBank.

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                                    SECTION 2
                                   DEFINITIONS

              For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meaning:

              2.1 "Accounting Date" shall mean each date determined by the Trustee or the Committee to value Participant Account balances; generally, each day the New York Stock Exchange is open.

              2.2 "Account" shall mean an account established in accordance with subsection 9.3 of the Plan.

              2.3 "Affiliate" shall mean the Company and any entity that is a member of a controlled group of companies (as defined in Code Section 414(b)) that includes the Company; any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

              2.4 "Annuitized" shall mean a benefit under the RIP Plan that has been securitized by the purchase by the RIP Plan trustee from a legal reserve life insurance company selected by the Committee of an annuity contract issued on the applicable Participant's life (or, in the event of his death, his Surviving Spouse) that irrevocably provides for the payment of the Participant's retirement income benefits under the RIP Plan pursuant to the annuity contract from such insurance company to such Participant (or Surviving Spouse).

              2.5 "Applicable Taxes" shall mean federal (including Federal Insurance Contributions Act ("FICA"), if applicable), state and local income, excise and penalty taxes (using, in each case, the nominal tax rate in effect for the highest individual income tax bracket for the calendar year in which such taxes are determined, rather than the highest effective tax bracket rate after considering the phase-out of lower bracket rates, personal exemptions, deductions, tax preference items, etc.) that would have been payable by Employee if the Company paid the Employee the applicable amount in the calendar year with respect to which the amount is taxable, provided, that federal income taxes shall be considered net of state and local income tax benefits.

              2.6     "Board" shall mean the Board of Directors of the Company.

              2.7      "Claimant" shall have the meaning set forth in Section
11.

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              2.8 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              2.9 "Committee" shall mean the administrative committee appointed to manage and administer the Plan in accordance with the provisions of Section 10.

              2.10 "Company" shall mean Hartmarx Corporation, a Delaware corporation.

              2.11    "Effective Date" shall mean January 1, 2006.

              2.12 "Employee" shall mean a common-law employee of an Employer, determined in the same manner as determined under the RIP Plan.

              2.13 "Employer" shall mean the Company and any division, subsidiary or Affiliate of the Company that adopts the Plan with the consent of the Company and agrees to be bound by the provisions of the Trust Agreement.

              2.14 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

              2.15 "Maximum PBGC Benefit" shall mean the annual maximum guaranteed benefit established by the PBGC for a given Plan Year (assuming age 65 benefit) pursuant to ERISA ss. 4022, the regulations thereunder, and other applicable PBGC announcements and guidelines ($47,659 for age 65 in 2006; as announced in PBGC News Release No. 06-09, and as updated by subsequent PBGC guidance).

              2.16 "Participant" shall mean any Employee who is selected by the Committee in its discretion to participate in the Plan in accordance with subsection 3.1 and who has properly executed a Participation Agreement.

              2.17 "Participation Agreement" shall mean a written agreement, as determined from time to time by the Committee, between the Company and each Employee selected to participate in the Plan.

              2.18 "PBGC" shall mean the Pension Benefit Guaranty Corporation.

              2.19 "PBGC Event" shall mean the institution of proceedings by the PBGC to terminate the RIP Plan pursuant to ERISA ss. 4042, resulting in the limitation of any RIP Plan benefits for any Participant in this Plan pursuant to ERISA ss. 4022, the regulations thereunder, and other applicable PBGC announcements and guidelines.

              2.20 "Plan" shall mean this Hartmarx Retirement Income Security Plan, effective January 1, 2006, as it may be amended from time to time.

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              2.21 "Plan Year" shall begin on January 1 of each year and continue through December 31 of that year.

              2.22 "RIP Plan" means the Hartmarx Corporation Retirement Income Plan, as amended from time to time.

              2.23 "Security Benefit" means the Participant's benefits as set forth in subsection 5.1.

              2.24 "Surviving Spouse" means the spouse of a deceased Participant, determined in the same manner as determined under the RIP Plan.

              2.25 "Trust" shall mean the trust established pursuant to the Trust Agreement.

              2.26 "Trust Agreement" shall mean that certain Trust Agreement for the Hartmarx Retirement Income Protection Plan, dated January 1, 2006, between the Company and the Trustee, as it may be amended from time to time.

              2.27 "Trustee" shall mean the trustee(s) named in the Trust Agreement and any successor trustee(s).

              2.28 "Years of Service" shall be determined in the same manner as "years of Vesting Service" are determined under the RIP Plan, but no Years of Service shall be counted for purposes of subsection 5.7 herein for periods occurring prior to the Effective Date. Notwithstanding the foregoing, Years of Service occurring after the Participant's termination of employment with all the Employers shall continue to be counted for purposes of subsection 5.7 only, as if the Participant continued in uninterrupted employment with the Employers, but subject to subsection 5.8. For purposes of the preceding sentence, a Participant shall be deemed to earn 45 Hours of Service (as defined in accordance with the RIP Plan) for each calendar week occurring after the Participant's termination of employment with the Employers.

                                        5
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                                    SECTION 3
                      SELECTION, ENROLLMENT AND ELIGIBILITY

3.1      Selection to Participate by Committee

              Participation in the Plan shall be limited to individuals designated by the Committee, each of whom shall be designated from a select group of management and highly compensated Employees who are Participants or former Participants in the RIP Plan and who were employed by an Employer and participating in the RIP Plan as of December 31, 2005. The Committee shall select, from time to time, in its sole discretion, Employees to participate in the Plan.

3.2      Enrollment Requirements

              As a condition to participation, each Employee shall complete, execute and return to the Committee a Participation Agreement. In addition, the Committee, in its sole discretion, shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary. The Employees who are selected to commence participation on and after the Effective Date, and who properly complete a Participation Agreement, are hereinafter referred to as "Participants."

3.3      Eligibility; Commencement of Participation

              Each Participant designated during the first Plan Year shall commence participation on the Effective Date. If an Employee who is selected to participate in the Plan subsequent to the Effective Date has met all requirements set forth in this Plan and required by the Committee, that Employee shall commence participation in the Plan on the date specified by the Committee. If such an Employee fails to meet all such requirements prior to that date, that Employee shall not be eligible to participate in the Plan until the completion of those requirements.

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                                   SECTION 4
                                 CONTRIBUTIONS

              In a given Plan Year, the Committee shall determine the amount necessary to fund the Trust so that assets equal the aggregate Security Benefit (as described in subsection 5.1) for all Eligible Participants for that Plan Year, and shall direct the Employers to contribute that amount to the Trust in consideration for the valuable services provided to the Employers and to be provided in the future by participating Eligible Participants, for the purpose of protecting the after-tax retirement income of such Eligible Participants. The actuarial assumptions used to determine current liability under the RIP, as defined in Section 412(l) of the Code, are hereby deemed reasonable for purposes of determining the amount necessary to fund the Trust under this Plan. Notwithstanding the foregoing, but subject to subsection 6.1, in accordance with the Employers' intent to spread the initial contribution over a five-year period, in the first Plan Year beginning with the Effective Date and for each of the three subsequent Plan Years, the Employers shall reduce the contribution otherwise required by the following percentages:

                      Year One --           80%
                      Year Two --           75%
                      Year Three --         66 2/3%
                      Year Four --          50%.

For each subsequent Plan Year, the full amount determined by the Committee to be necessary to fund the Trust to provide the aggregate Security Benefit for all Eligible Participants for that Plan Year shall be contributed by the Employers. The contribution for any Plan Year shall be allocated to Accounts for the Participants in accordance with subsection 5.2 of the Plan.

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                                    SECTION 5
                      CALCULATION OF SECURITY BENEFITS AND
                          ALLOCATIONS OF CONTRIBUTIONS

5.1      Participant Security Benefit

              (a) Pre-Retirement Accrued Security Benefit Calculation.

              The accrued Security Benefit calculated for a given Plan Year for each Participant who has not commenced receiving benefits under the RIP Plan shall be an amount expressed as a lump sum equal to (i) minus (ii) minus (iii) below, where:

                      (i) equals the net actuarial present value of the Participant's total accrued retirement benefit under the RIP Plan, determined as of January 1 of the applicable Plan Year, determined as if the Participant retired on January 1 of the Plan Year in which the accrued benefit is determined; and

                      (ii) equals the actuarial present value of the Participant's total Maximum PBGC Benefit applicable for that Plan Year and each future Plan Year within the actuarial life expectancy determination period for the Participant, all determined as if the Maximum PBGC Benefit for the Plan Year under determination was fixed and did not decrease or increase in any subsequent year; and

                      (iii) equals the projected Applicable Taxes that would have applied if the amount determined under (i) minus (ii) above had been paid directly to the Participant in the Plan Year of determination.

The amount calculated in (i) minus (ii) minus (iii) above is intended to approximate the Participant's net after-tax benefit that would be lost by the Participant in the event of the occurrence of a PBGC Event and the resulting reduction of the Participant's accrued RIP Plan benefit to the Maximum PBGC Benefit. The Participant's Security Benefit for a given Plan Year shall be determined using reasonable actuarial assumptions as determined from time to time by the Committee for this purpose. Actuarial assumptions applied for similar purposes under the RIP are hereby deemed reasonable for purposes of this Plan.

                                        8
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              The term "Participant's Security Benefit" with respect to a
Surviving Spouse of a Participant shall mean any benefit payable to the Participant's Surviving Spouse after the Participant's death, which shall be determined in accordance with rules established by the Committee and based on the calculation of the Surviving Spouse's benefit under the RIP Plan.

              (b) Post-Retirement Accrued Security Benefit Calculation.

                      (i) The accrued Security Benefit for a Participant who has terminated employment with all of the Employers shall be calculated in the manner described in subsection (a) above, but as of the Participant's actual date of termination of employment. The Participant's Security Benefit shall be calculated in each subsequent post-termination year in the manner described in subsection (a) above but, for purposes of subparagraph (a)(i) above, as of the Participant's actual termination of employment and, for all purposes of this subsection (b), by reducing the accrued retirement benefit under the RIP Plan as determined under subparagraph (a)(i) by an offset equal in value to the present value of any and all RIP Plan benefits actually received by the Participant in such year and any earlier post-termination year.

                      (ii) The accrued Security Benefit for a Participant who has continued employment with an Employer beyond normal retirement age under the RIP Plan but who has commenced receiving benefits under the RIP Plan shall be calculated as described in subparagraph (i) above, as if termination of employment had occurred on the date on which such Participant commenced receiving RIP Plan benefits.

              (c) Occurrence of PBGC Event.

              Notwithstanding the foregoing, in the event of the occurrence of a PBGC Event, as reasonably determined by the Committee, the Participant's Security Benefit (determined under (a) or (b) above, as applicable) in a given Plan Year shall be further reduced by an offset equal in value to the amount determined in (iv) below, and further reduced by an offset equal in value to
(v) below, where:

                      (iv) equals an amount determined by the Committee as likely to be received by the Participant from the RIP (or

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                               indirectly from the RIP Plan but paid from the
                               PBGC) in excess of the Maximum PBGC Benefit for such Participant, in the event that the RIP Plan is funded at the time of the occurrence of the PBGC event such that certain RIP Plan participants' benefits exceed the Maximum PBGC Benefit but are still insufficient to fund the Participant's entire RIP Plan benefit; and

                      (v) equals the Applicable Taxes determined by the Committee to have been payable or that are projected to become payable by the Participant on such RIP or PBGC benefits described in (iv) above.

              (d) Annuitization of Participant's RIP Plan Benefit.

              Notwithstanding the foregoing, in the event that or to the extent that all of a Participant's RIP Plan benefits are Annuitized in a given determination year, the Participant's Security Benefit shall be reduced by an offset equal in value to (vi) below, and further reduced by an offset equal in value to (vii) below, where

                      (vi) equals the Annuitized value of the Participant's accrued RIP Plan benefits to the extent of such Annuitization; and

                      (vii) equals the Applicable Taxes determined by the Committee to be payable by the Participant on such Annuitized RIP Plan benefits;

with the result that such Security Benefit shall be reduced to zero.

5.2      Allocation to Participant Accounts

              After the allocation of earnings, gains and losses described in subsection 5.4, the Participant's Security Benefit for a Plan Year shall be calculated and, to the extent the value of the Participant's Account is less than the Participant's Security Benefit as of that Plan Year, the Employers' Contributions for that year (subject to Section 4) shall be allocated to the Participants' Accounts to the extent necessary to equal the Participant's Security Benefit for that Plan Year. Notwithstanding the foregoing, during the five-year period beginning on the Effective Date, the Employers reserve the right to allocate the Employers' Contributions first to Accounts of Participants who have met the vesting requirements of Section 5.7, and next to all Participants' Accounts pro rata based on the ratio of the Participant's Security Benefit for that Plan Year to the total of all Participants' Security Benefits for that Plan Year.

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5.3      Offsets to Benefits

              To the extent that an adjustment to a Participant's Account is made to reflect any applicable offset of the Participant's Security Benefit described in subsection 5.1, such adjusted amounts shall be reallocated to other Participants' Accounts as earnings of the Trust under subsection 5.4 as of the end of the Plan Year in which the adjustment occurs (subject to subsection 9.5).

5.4      Allocation of Trust Earnings and Expenses

              Earnings, gains and losses on assets in the Trust for any given Plan Year shall be used to pay any tax liability incurred by the Trust for such year (as described in subsection 9.6); next, to pay administrative expenses of the Trust to the extent not paid by the Employers; and the remainder allocated to all Participant Accounts pro rata according to each Participant's Account's percentage of total Trust assets, subject to subsection 5.3.

5.5       Account Balance

              As soon as administratively practicable following the end of each Plan Year, the Committee shall provide to each Participant a statement setting forth: (i) the balance of his or her Account as of the end of such Plan Year; and (ii) the payments to which the Participant would become entitled should a PBGC Event occur.

5.6      Withholding and Payroll Taxes on Vesting or Benefit Accrual

              No taxes shall be withheld by the Trustee in connection with the vesting of the Participant in his Security Benefit pursuant to subsection 5.7 herein or additional benefit accruals earned by the Participant in a given Plan Year. Each Participant shall be responsible for payment of any applicable federal, state or local income tax resulting from such vesting or benefit accrual (subject to any provisions in the Participant's Participation Agreement with his Employer).

5.7      Vesting

              A Participant will vest in his Security Benefit pursuant to the following schedule:

              Years of Service:           Nonforfeitable %
              1 - 4                       0%
              5 or more                   100%


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              Notwithstanding the foregoing, upon a Participant's attainment of normal retirement age (65) or death (or in the event of plan termination described in Section 7), he will be immediately fully vested in his Security Benefit.

5.8      Forfeiture

              A Participant whose employment has terminated with all of the Employers prior to attainment of normal retirement age, death or plan termination, and prior to attainment of five or more Years of Service as described above, shall forfeit all amounts credited to his Account and any right to future benefits under this Plan if his termination of employment with the Employers is for Cause. No such forfeiture shall occur if his termination of employment with the Employers occurs for reasons other than Cause. "Cause" shall mean the occurrence of either or both of the following:

              (a) a Participant's conviction for, or pleading guilty or nolo contendere to, committing an act of fraud, embezzlement, theft, or other act constituting a felony; or

              (b) the willful engaging by a Participant in misconduct that is in violation of an Employer's policies and practices applicable to the Participant from time to time. However, no act or failure to act, on the Participant's part, shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company or the Employer.

All amounts forfeited pursuant to this subsection 5.8 shall be used to reduce Employer contributions required under Section 4 in the Plan Year of forfeiture or the next succeeding Plan Year or Years.

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                                    SECTION 6
                               PLAN DISTRIBUTIONS

6.1      Distributions Upon PBGC Event

              Upon the occurrence of a PBGC Event, the Trustee will make a distribution from each Participant's Account to the Participant (or, in the event of his death, his Surviving Spouse) equal to the value of the Participant's remaining Security Benefit under the Plan as of that Plan Year. The distribution will be made in a single lump sum as soon as reasonably practicable following the PBGC Event.

6.2      Discharge of Obligations

              The payment of benefits under the Plan to a Participant or a Participant's Surviving Spouse shall fully and completely discharge all Employers, the Committee and the Trustee from all further obligations under this Plan with respect to such Participant.

                                       13
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                                    SECTION 7
                            AMENDMENT AND TERMINATION

              The Committee reserves the right, on a case-by-case basis or on a general basis, to amend the Plan at any time or to terminate the Plan at any time, as to any Participant or class or classes of Participants, including Employees, retired Employees, and their Surviving Spouses, all without notice to anyone. All Participants' Security Benefits shall become 100% vested upon a termination of the Plan.


                                       14
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                                    SECTION 8
                          OTHER BENEFITS AND AGREEMENTS

              The Security Benefit, if any, provided to a Participant or a Participant's Surviving Spouse under the Plan is in addition to any other benefits available to such Participant or such Participant's Surviving Spouse under any other plan or program for Employees. The Plan shall supplement and shall not supersede, modify, amend or reduce benefits under any other such plan or program except as may otherwise be expressly provided in such other plan or program or in any individual agreement between an Employee and an Employer.

                                       15
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                                    SECTION 9
                                      TRUST

9.1      Establishment of the Trust

              The Company shall establish the Trust and the Employers shall transfer over to the Trust such assets, if any, as the Company determines, in its sole discretion, to contribute or cause to be contributed to the Trust, if any, for each Plan Year as described in Section 4. The assets of the Trust shall not be available to the creditors of the Company or any Employer under the Plan, except as provided under subsection 9.5.

9.2      Interrelationship of the Plan and the Trust

              The provisions of the Plan shall govern the rights of a Participant and the Employers under the Plan. The provisions of the Trust shall govern the rights of the Trustee, Employers, Participants and Participants' Surviving Spouses as to the assets of the Trust. The Employers shall at all times remain liable to carry out their obligations under the Plan.

9.3      Accounts

              The Third-Party Administrator shall, in accordance with Treas. Reg. Section 1.404(a)-12(b)(3), establish, allocate Employer contributions to, and maintain separate "Participant Accounts" for each Participant to which:

              (a) the Employers' contributions, or a portion thereof, may be credited;

              (b) gains and losses on amounts held pursuant to (a) shall be credited and debited, in accordance with Section 5.

9.4      Allocations of Gains

              Any gain from the sale, exchange or other disposition of an asset held in an account shall be allocated to accounting income in accordance with Code Section 643(b) and shall be includable in distributable net income in accordance with Code Section 643 and the Treasury Regulations promulgated thereunder.

9.5      Reversion and Termination

              If all Participants' Security Benefits under this Plan have been paid pursuant to Section 6, or if all Participants' RIP Plan benefits have been Annuitized and Participants' Security Benefits under this Plan fully offset as described in subsection 5.3, then this Plan

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shall automatically terminate and all remaining amounts in the Trust shall revert to the Company.

9.6      Taxation of Trust Earnings

               The Trustee shall withhold any taxes applicable to earnings accrued on the balance of the Trust that are required to be withheld or remitted by the Trust to the taxing authorities, and shall pay or remit such taxes out of Trust assets. Such taxes shall reduce the amount of earnings of the Trust, as described in subsection 5.4.

                                       17
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                                   SECTION 10
                                 ADMINISTRATION

10.1     Trustee, Third-Party Administrator and Committee Duties

              This Plan shall be administered by a Committee (which shall consist of the individuals or entities that the Compensation Committee of the Board shall designate), by the Third-Party Administrator and the Trustee. Members of the Committee may be Participants under this Plan. The Third-Party Administrator shall have the rights and duties set forth in the Plan and the Trust Agreement. The Trustee shall have the rights and duties set forth in the Trust Agreement. With respect to such rights and duties, the Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to issues arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings, including factual findings with respect to the benefits payable hereunder and the persons entitled thereto as may be required for purposes of the Plan.

              The Committee's rights and duties shall also include the following:

              (a) to resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual's initial entitlement to be a Participant and date of commencement of participation;

              (b) to allocate contributions to Participant Accounts in accordance with subsection 5.2;

              (c) to establish and from time to time make changes to the enrollment requirements for future Participants;

              (d) to receive and hold Participation Agreements and other documents submitted by Participants pursuant to the terms of the Plan;

              (e) to advise the Trustee as to the amount of benefits, if any, payable to any Participant under the Plan (including, to the extent necessary, making factual findings with respect thereto upon which the Trustee is entitled, but not required, to rely); and

              (f) to take any other actions specifically authorized under the terms of the Plan.

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

              The Third-Party Administrator shall be responsible for maintaining the separate accounts as provided for in subsection 9.3 and shall provide such information on the separate accounts as the Trustee requests under the Trust Agreement. All decisions of the Trustee, the Third-Party Administrator and the Committee, as the case may be, as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case and as to any other interpretive matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Section 11.

10.2     Agents

              In its administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

10.3     Indemnity of Committee

              All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

10.4     Employer Information

              To enable the Committee, the Third-Party Administrator and the Trustee to perform their functions, each Employer shall supply full and timely information to the Committee, the Third-Party Administrator and the Trustee on all matters relating to the compensation of its Participants, the date and circumstances of the retirement, death or termination of employment of its Participants, and such other pertinent information as the Committee, the Third-Party Administrator and the Trustee may reasonably require.

                                   SECTION 11
                                CLAIMS PROCEDURES

11.1     Presentation of Claim

              Any Participant or Surviving Spouse of a deceased Participant (such Participant or Surviving Spouse being referred to below as a "Claimant") may deliver to the Trustee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

11.2     Notification of Decision

              The Trustee shall consider a Claimant's claim within 60 days of receipt of that claim, and shall notify the Claimant in writing:

              (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

              (b) that the Trustee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                      (i) the specific reason(s) for the denial of the claim, or any part of it;

                      (ii) the specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                      (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                      (iv) an explanation of the claim review procedure set forth in subsection 11.3.

11.3     Review of a Denied Claim

              Within 60 days after receiving a notice from the Trustee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Trustee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

              (a)     may review pertinent documents;

              (b)     may submit written comments or other documents; and/or

              (c) may request a hearing, which the Trustee, in its sole discretion, may grant.

11.4     Decision on Review

              The Trustee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Trustee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

              (a)     specific reasons for the decision;

              (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

              (c)     such other matters as the Trustee deems relevant.

11.5     Legal Action

              A Claimant's compliance with the foregoing provisions of this
Section 11 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan. Any legal action must be filed in a court of law within 90 days following the date of the Trustee's final decision on review.

11.6     Committee Action

              Notwithstanding the foregoing provisions of this Section 11, if a Claimant's claim arises from a determination of the Committee as to which the Committee has the sole authority to make the determination, the claims procedures of this Section 11 shall apply substituting the word "Committee" in place of the word "Trustee." In addition, if a

Claimant's claim arises prior to the occurrence of a PBGC Event, the claims procedures of this Section 11 shall apply substituting the word "Committee" in the place of the word "Trustee."

                                   SECTION 12
                                  MISCELLANEOUS

12.1     Employer's Assets

              Participants and their Surviving Spouses, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of an Employer. An Employer's obligation under the Plan shall be merely that of making contributions to the Trust in order to provide benefits under this Plan.

12.2     Nonassignability

              Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, and all rights to which are expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise, except as provided under a Qualified Domestic Relations Order, within the meaning of Section 414(p) of the Code.

12.3     Not a Contract of Employment

              The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and any Participant who is an employee of an Employer. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be employed in the service of any Employer, or to interfere with the right of any Employer to discipline or discharge a Participant at any time.

12.4     Furnishing Information

              A Participant will cooperate with the Committee, the Third-Party Administrator and the Trustee by furnishing any and all information requested by the Committee, the Third-Party Administrator or the Trustee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee, the Third-Party Administrator or Trustee may deem necessary.

12.5     Gender and Number

              Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

12.6     Captions

              The captions of the Sections, subsections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.7     Governing Law

              The provisions of this Plan shall be construed and interpreted according to the laws of the State of Illinois, to the extent such laws are not preempted by federal law.

12.8     Severability

              In case any provision of this Plan shall be illegal, invalid or ineffective for any reason, said illegality, invalidity or ineffectiveness shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal, invalid and/or ineffective provision had never been inserted herein.

12.9     Notice

              Any notice or filing required or permitted to be given to the Committee or the Trustee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail or recognized overnight courier, to the applicable address below.

              If to the Committee:
              --------------------
              Plan Administration Committee
              c/o Hartmarx Corporation
              101 North Wacker Drive - 23rd Floor
              Chicago, Illinois 60606-7389

              If to the Trustee:
              ------------------
              The PrivateBank
              Suite 700
              10 North Dearborn Street
              Chicago, Illinois 60602

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant. Any notice required under the Plan may be waived by the person entitled to such notice.

12.10    Successors

              The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and to the Participant, the Participant's Surviving Spouse, and their permitted successors and assigns.

12.11    Spouse's Interest

              The interest in the benefits hereunder of a Surviving Spouse of a Participant shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession, and, in the event the Surviving Spouse predeceases the Participant, the Surviving Spouse's interest in the Participant's benefits hereunder shall automatically pass to the Participant.

12.12    Facility of Payment

              When any person entitled to benefits under the Plan is under legal disability or in the Committee's opinion is in any way incapacitated so as to be unable to manage his affairs, the Committee, in its sole discretion, may cause such person's benefits to be paid to such person's legal representative for his benefit, or to be applied for the benefit of such person in any other manner that the Committee may determine. Such payment shall constitute a full discharge of liability of the Plan for such benefits.

12.13    Committee's Decision Final

              The Committee, and any entity or organization to which it delegates authority pursuant to the terms of the Plan (or, in the event of the occurrence of a PBGC Event, the Trustee), shall have the discretionary authority to construe and interpret the Plan and make factual determinations thereunder, including the authority to determine eligibility of Employees and the amount of benefits payable under the Plan, and to decide claims under the terms of the Plan. Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Committee (or Trustee) made by the Committee (or Trustee) in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee (or Trustee) shall make such adjustment on account thereof as it considers equitable and practicable. The Committee (or Trustee) shall not be liable in any manner for any determination of fact made in good faith.

              IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer this 26th day of June, 2006, effective as of the day and first set forth above.


                                       HARTMARX CORPORATION


                                       By: /s/ GLENN R. MORGAN
                                           -------------------------------------
                                               Glenn R. Morgan,
                                               Executive Vice President & Chief
                                               Financial Officer